UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 3, 2015

GOOGLE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36380	77-0493581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Amphitheatre Parkway

Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 253-0000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Google Inc. 2012 Stock Plan

On June 3, 2015, at the 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”) of Google Inc. (“Google”), Google’s stockholders approved an amendment to the Google Inc. 2012 Stock Plan (the “2012 Stock Plan”) to increase the number of authorized shares of Class C capital stock that may be issued under the 2012 Stock Plan by 17,000,000. A description of the 2012 Stock Plan is set forth in Google’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 23, 2015 (the “2015 Proxy Statement”) and is qualified in its entirety by reference to the full text of the 2012 Stock Plan, a copy of which is being filed as Exhibit 10.01 to this Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The following proposals were submitted to Google’s stockholders at the 2015 Annual Meeting:

1.	The election of eleven directors to hold office until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified.

2.	The ratification of the appointment of Ernst & Young LLP as Google’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

3.	The approval of an amendment to Google’s 2012 Stock Plan to increase the share reserve by 17,000,000 shares of Class C capital stock.

4.	A stockholder proposal regarding equal shareholder voting.

5.	A stockholder proposal regarding a lobbying report.

6.	A stockholder proposal regarding the adoption of a majority vote standard for the election of directors.

7.	A stockholder proposal regarding a report on renewable energy cost.

8.	A stockholder proposal regarding a report on business risk related to climate change regulations.

For more information about the foregoing proposals, see Google’s 2015 Proxy Statement.

Holders of the shares of Class A common stock are entitled to one vote per share and holders of the shares of Class B common stock are entitled to ten votes per share. Holders of the shares of Class A common stock and holders of the shares of Class B common stock voted together as a single class on all matters (including the election of directors) submitted to a vote of stockholders at the 2015 Annual Meeting.

The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:

1.	Election of Directors

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Larry Page	716,312,707	4,771,274	32,128,413
Sergey Brin	716,044,153	5,039,828	32,128,413
Eric E. Schmidt	715,245,258	5,838,723	32,128,413
L. John Doerr	607,160,816	113,923,165	32,128,413
Diane B. Greene	717,164,062	3,919,919	32,128,413
John L. Hennessy	643,657,140	77,426,841	32,128,413
Ann Mather	690,497,317	30,586,664	32,128,413
Alan R. Mulally	718,572,805	2,511,176	32,128,413
Paul S. Otellini	613,924,656	107,159,325	32,128,413
K. Ram Shriram	622,826,227	98,257,754	32,128,413
Shirley M. Tilghman	714,256,653	6,827,328	32,128,413

The eleven nominees were elected to Google’s Board of Directors and will serve as directors until Google’s next annual meeting or until their respective successors are duly elected and qualified.

2.	Ratification of Appointment of Ernst & Young LLP as Google’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2015

The results of the voting were 749,014,990 votes for, 3,702,875 votes against, and 494,529 abstentions. There were no broker non-votes on this matter. The appointment of Ernst & Young LLP as Google’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was ratified.

3.	Approval of Amendment to Google’s 2012 Stock Plan

The results of the voting were 543,683,398 votes for, 176,694,649 votes against, 705,934 abstentions, and 32,128,413 broker non-votes. The amendment to Google’s 2012 Stock Plan was approved.

4.	Stockholder Proposal Regarding Equal Shareholder Voting

The results of the voting were 185,336,946 votes for, 533,767,920 votes against, 1,979,115 abstentions, and 32,128,413 broker non-votes. The stockholder proposal was not approved.

5.	Stockholder Proposal Regarding a Lobbying Report

The results of the voting were 64,277,784 votes for, 607,129,840 votes against, 49,676,357 abstentions, and 32,128,413 broker non-votes. The stockholder proposal was not approved.

6.	Stockholder Proposal Regarding the Adoption of a Majority Vote Standard for the Election of Directors

The results of the voting were 190,251,113 votes for, 529,595,247 votes against, 1,237,621 abstentions, and 32,128,413 broker non-votes. The stockholder proposal was not approved.

7.	Stockholder Proposal Regarding a Report on Renewable Energy Cost

The results of the voting were 3,790,158 votes for, 671,875,558 votes against, 45,418,265 abstentions, and 32,128,413 broker non-votes. The stockholder proposal was not approved.

8.	Stockholder Proposal Regarding a Report on Business Risk related to Climate Change Regulations

The results of the voting were 3,716,871 votes for, 670,943,195 votes against, 46,423,915 abstentions, and 32,128,413 broker non-votes. The stockholder proposal was not approved.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.01	Google Inc. 2012 Stock Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOGLE INC.

Date: June 4, 2015	/s/ KENT WALKER
Kent Walker Senior Vice President and General Counsel